Exhibit 99.1
Novel Methods to Evaluate Bioresorbable Scaffolds REVA Medical Program Update Dr. Alexandre Abizaid

Disclosure Statement of Financial Interest Consulting Fees REVA Medical, Inc. Within the past 12 months, I have had a financial interest/arrangement or affiliation with the organization(s) listed below. Affiliation/Financial Relationship Company

To develop a stent that provides the benefits of metal stents without their permanency Strength Maintain lumen (passage) in vessel Maintain support throughout healing process Performance Expansion range to accommodate "real world" clinical use Visibility Visualize entire stent during and after deployment Resorption Dissolves once its job is done leaving the patient free of a permanent implant Goals of the REVA Program Intent is to drive meaningful clinical benefits

The REVA Solution Dissolves Unique Stent Geometry Unique Material

ReZolve(tm) Sirolimus-Eluting Bioresorbable Coronary Stent Drug-eluting (Sirolimus) Stronger and More Resilient Polymer Optimized Uniform Design

'Slide & Lock' design Ratchet design Strong Minimal recoil Tyrosine-derived polycarbonate Natural Tunable Visible Safe Sirolimus eluting REVA's Proprietary Technology Top: Backbone and "U" piece of ReZolveTM stent Bottom: X-ray in animal model of REVA and metal stent REVA's Ratchet Concept

ReZolve(tm) Elutes Sirolimus 80µg dose Sirolimus with abluminal delivery Delivery kinetics match commercial -limus eluting stents Drug embedded in stent polymer on the surface Thin coating layer (^ 5µm) Reproducible coating process

Release Kinetics of Sirolimus Elution profile comparable to commercially successful products

Bench and Preclinical Testing

Enhanced Test Methods Demonstrate Robustness Stent Type Cycles Cycles Time Time Stent Type Range Average Range Average ReZolve 127,202 - 507,854 246,230 29 - 120 Hrs 62 Hrs Metal Control 61,986 - 108,248 80,956 14.5 - 25 Hrs 18.9 Hrs

ReZolve(tm) Stented Porcine Coronary Artery Implant 1 Month Relook Mid-Stent

3 Months 6 Months 12 Months ReZolve(tm) Preclinical Time Sequence (bare)

Endothelialization 3-month SEM Metal Control ReZolve(tm) Stent

Novel Simulated Lesion Preclinical Models

Porcine Chronic Partial Occlusion ("CPO") X-ray visible, highly mineralized plugs Watanabe Rabbit Hypercholesterolemic "soft" plaque Simulated Lesion Models Pig and Rabbit Challenge Tests

Angiographic Images of Moderate CPO Lesion Pre-Stenting ~55% Stenosis Post-Stenting

OCT Images of Moderate CPO Lesion Pre-Stenting Note: After Pre-dilation with balloon Post-Stenting

Angiographic Images of Severe CPO Lesion Pre-Stenting >80% Stenosis Post-Stenting

OCT Images of Severe CPO Lesion Pre-Stenting Note: After Pre-dilation with balloon Post-Stenting

ReZolve(tm) vs. Metal Control ReZolve Metal Control

Watanabe Rabbit vs. Human Coronary Lesion Watanabe Aortic Lesion Human LAD Lesion

ReZolve(tm) Stent Performance at One Month Distal Reference (non-stented) Mid Stent (stented) Proximal Reference (non-stented)

RESTORE Clinical Trial ReZolve Sirolimus-Eluting Bioresorbable Coronary Stent Pilot Safety Study 50 Patient enrollment Sites in Brazil & Europe Principal Investigator: Dr. Alexandre Abizaid Primary Endpoint(s): Freedom from ischemic-driven target lesion revascularization at 6 months Quantitative measurements at 12 months (QCA/IVUS)

Status of Pilot Clinical Trial Pilot clinical trial to begin this quarter All required regulatory approvals have been received to initiate the trial in both Brazil and Germany Pursuing additional clinical sites in Europe Pilot clinical trial will likely involve up to eleven hospitals

Thank you

Supplemental Slides

Fatigue Resistance Under Load

Lockout Robustness Rail Fails Before Lockout Tooth

ISO-10993 Testing Shows Polymer Safety

Known Polymer Molecular Breakdown

Brazil Institute Dante Pazzanese, Sao Paulo (Dr. Abizaid) Established Pilot Trial Sites Germany Bad Bevensen (Prof. Dr. med Remppis) Bonn (Prof. Dr. med Werner) Coburg (Prof. Dr. med Brachmann) Frankfurt (Prof. Dr. med Schmermund) Frankfurt (Prof. Dr. med Fichtelsherer) Fulda (Prof. Dr. med Schachinger) Kassel (PD Dr. med Appel) Kiel (Prof. Dr. med Frey) Austria Paracelsus Medical University, Salzburg (Prof. Dr. med Heigart) Poland Jagiellonian University Medical College, Krakow (Drs. Dudek & Legutko)